NEWS RELEASE
                                                  FOR RELEASE IMMEDIATELY
                                                  Contact:  Paul Frenkiel, CFO
                                                  (215) 735-4422  ext. 255



                          REPUBLIC FIRST BANCORP, INC.
                         REPORTS FIRST QUARTER EARNINGS
                         ------------------------------

         Philadelphia, PA, April 17, 2003 - Republic First Bancorp, Inc. (NASDAQ:FRBK), the holding company for Republic First Bank, (PA) and First Bank of Delaware (DE) today reported first quarter 2003 earnings of $1.3 million or $0.20 earnings per diluted share compared to $888,000 or $0.14 per diluted share for the comparable prior year period. Average core deposits in those two quarters also grew by approximately 18%, consistent with a multi-year history of double digit growth. Due to the historically low interest rate environment, the Company has experienced record levels of commercial loan pay-offs, but has maintained its pricing and underwriting disciplines. Notwithstanding those multiple factors, it recorded 5% average commercial loan growth from first quarter 2002.

         The Company remains well capitalized, as Tier 1 leverage capital and total risk-based capital at December 31, 2003 stood at 8.44% and 14.05%, respectively. Total shareholders' equity stood at $52.9 million with a book value per share of $8.20 at March 31, 2003, based on outstanding common shares of approximately 6.4 million.

          Republic First Bank (PA) and First Bank of Delaware (DE) are full-service, state-chartered commercial banks, that are members of the Federal Reserve System and whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Banks provide diversified financial products through their twelve offices located in Abington, Ardmore, Bala Cynwyd, East Norriton, and Philadelphia, Pennsylvania and Wilmington, Delaware.

         The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


                                      # # #

 Republic First Bancorp, Inc.
 Condensed Income Statement
 (Dollar amounts in thousands
     except per share data)

                                                                       Three Months Ended
                                                                           March 31,
                                                              2003                           2002
                                                     -----------------------------------------------------

 Net Interest Income                                                $ 9,099                 $ 5,999
 Provision for Loan Losses                                            3,411                   1,280
 Other Income                                                           895                     934
 Other Expenses                                                       4,606                   4,304
 Income Taxes                                                           684                     461
                                                     -----------------------   ---------------------
 Net Income                                                         $ 1,293                   $ 888
                                                     =======================   =====================

 Basic EPS                                                           $ 0.21                  $ 0.14
                                                     -----------------------   ---------------------
 Diluted EPS                                                         $ 0.20                  $ 0.14
                                                     -----------------------   ---------------------

 Republic First Bancorp, Inc.
 Condensed Balance Sheet
 (Dollar amounts in thousands)

 Assets                                                     March 31                December 31               March 31
                                                              2003                     2002                     2002
                                                     -----------------------   ---------------------     ---------------------

 Federal Funds Sold and Other Interest Bearing Cash               $ 125,028               $  58,924                    65,772
 Investment Securities                                               74,911                  91,519
 Commercial and Other Loans                                         465,083                 463,689                   465,716
 Allowance for Loan Losses                                           (7,538)                 (6,642)                   (6,149)
 Other Assets                                                        35,850                  40,202                    42,537
                                                     -----------------------   ---------------------     ---------------------

 Total Assets                                                     $ 693,334               $ 647,692                 $ 680,847
                                                     =======================   =====================     =====================

 Liabilities and Shareholders' Equity:
 Transaction Accounts                                             $ 275,962               $ 233,060                 $ 216,639
 Time Deposit Accounts                                              224,550                 223,242                   271,237
 FHLB Advances and Trust Preferred Securities                       131,000                 131,000                   136,000
 Other Liabilities                                                    8,974                   9,114                     9,752
 Shareholders' Equity                                                52,848                  51,276                    47,219
                                                     -----------------------   ---------------------     ---------------------
 Total Liabilities and Shareholders' Equity                       $ 693,334               $ 647,692                 $ 680,847
                                                     =======================   =====================     =====================


Republic First Bancorp, Inc.
March 31, 2003


                                                            At or For the
                                                          Three Months Ended
                                        ---------------------------------------------------
                                             March 31,                     March 31,
Financial Data:                                 2003                         2002
                                        ---------------------        ----------------------

Return on average assets                        0.76         %               0.54         %

Return on average equity                        9.94         %               7.49         %

Share information:

Book value per share                           $8.20                        $7.64

Shares o/s at period end                               6,445,000                      6,183,000

Average diluted shares o/s                             6,475,000                      6,425,000

Leverage capital ratio                          8.44         %               8.14         %

Total risk based capital ratio                 14.05         %              14.03         %



Republic First Bancorp, Inc.
Press release 3/31/03
(Dollars in thousands except per share data)

Credit Quality Ratios:

                                              At or for the
                                              Three months               Twelve mos.              Three months
                                                  ended                     ended                    ended
                                                 Mar.  31                  Dec 31,                   Mar.  31
                                                  2003                      2002                       2002
                                            ------------------      ----------------------      -----------------

Non-accrual and loans accruing,
but past due 90 days or more                          $ 7,214                     $ 7,023                $ 5,194

Restructured loans                                          -                           -                      -
                                            ------------------      ----------------------      -----------------

Total non-performing loans                              7,214                       7,023                  5,194

OREO                                                    1,015                       1,015                  1,858
                                            ------------------      ----------------------      -----------------

Total non-performing assets                           $ 8,229                     $ 8,038                $ 7,052
                                            ==================      ======================      =================

Non-performing loans as
a percentage of total loans                              1.55%                       1.51%                  1.12%

Nonperforming assets as
a percentage of total assets                             1.19%                       1.24%                  1.04%

Allowance for loan losses
to total loans                                           1.63%                       1.42%                  1.32%

Allowance for loan losses
to total non-performing loans                          105.18%                      94.57%                118.37%


Republic First Bancorp, Inc.
Press release 3/31/03
(Dollars in thousands )

                                                                            Quarter-to-Date
                                                                           Average Balance Sheet
                                                    ------------------------------------------------------

                                           Three months ended                                   Three months ended
                                             March 31, 2003                                        March 31, 2002
                                -----------------------------------------------       ---------------------------------------------

                                                                      Average                                           Average
Interest-Earning Assets:        Average                               Yield/            Average                         Yield/
                                Balance             Interest          Cost              Balance          Interest       Cost
                                ----------------    -----------     -----------       ------------     ------------   -------------


Commercial and other loans            $ 484,907        $12,333           10.31 %        $ 466,892          $ 9,533            8.27 %

Investment securities                    85,091            998            4.69            120,358            1,746            5.80

Federal funds sold                       74,879            228            1.24             38,755              169            1.77
                                ----------------    -----------     -----------       ------------     ------------   -------------

Total interest-earning assets           644,877         13,559            8.51            626,005           11,448            7.39

Other assets                             33,829                                            35,815

Total assets                          $ 678,706        $13,559                          $ 661,820          $11,448
                                ================    ===========                       ============     ============

Interest-bearing liabilities:


Interest-bearing deposits             $ 406,264        $ 2,419            2.42 %        $ 396,638          $ 3,229            3.30 %

Borrowed funds                          134,850          2,041            6.14            146,326            2,220            6.15
                                ----------------    -----------     -----------       ------------     ------------   -------------


Other liabilities                       541,114          4,460            3.34            542,964            5,449            4.07
                                ----------------    -----------     -----------       ------------     ------------   -------------

Non-interest and
interest-bearing funding                617,765          4,460            2.93            604,088            5,449            3.66


Other liabilities:                        8,895                                            10,294
                                ----------------                                      ------------

Total liabilities                       626,660                                           614,382
                                ----------------                                      ------------

Shareholder's equity                     52,046                                            47,438

Total liabilities &
shareholder's equity                  $ 678,706                                         $ 661,820
                                ================                                      ============

Net interest income                                    $ 9,099                                             $ 5,999
                                                    ===========                                        ============

Interest rate spread                                                      5.58 %                                              3.73 %
                                                                    ===========                                       =============

Net interest margin                                                       5.71 %                                              3.86 %
                                                                    ===========                                       =============

